Exhibit 10.7

APPENDIX A

Proposed Amendments to the Company’s Certificate of Incorporation*

EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than seventeen directors (exclusive of directors referred to in the ~~following paragraph~~ last paragraph of this Article EIGHTH), the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of such directors then in office. ~~The~~

a.             From the effective date of this Certificate of Amendment until the election of directors at the 2011 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board of Directors pursuant to this ~~paragraph. At~~Article EIGHTH, with the directors in Class I having a term expiring at the annual meeting of stockholders held in 2013, the directors in Class II having a term expiring at the annual meeting of stockholders held in 2011 and the directors in Class III having a term expiring at the annual meeting of stockholders held in 2012.

b.             Commencing with the ~~first election of directors following adoption of this Amended and Restated Certificate of Incorporation, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At~~election of directors at the annual meeting of stockholders held in 2011, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into two classes of directors, designated Class I and Class III, with the directors in Class I having a term that expires at the annual meeting of stockholders held in 2013 and the directors in Class III having a term that expires at the annual meeting of stockholders held in 2012. The successors of the directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class II (and whose terms expire at the annual meeting of stockholders held in 2011) shall be elected to Class III; the Class III directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class III and whose terms were scheduled to expire at the annual meeting of stockholders held in 2012 shall be assigned by the Board of Directors to Class III; and the directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders held in 2013 shall be assigned by the Board of Directors to Class I for a term expiring at the annual meeting of stockholders held in 2013.

c.             Commencing with the election of directors at the annual meeting of stockholders held in 2012, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into one class of directors, designated Class I, with the directors in Class I having a term that expires at the annual meeting of stockholders held in 2013. The successors of the directors who, immediately prior to the annual meeting of stockholders held in 2013, were members of Class III (and whose terms expire at the annual meeting of stockholders held in 2013) shall be elected to Class I for a term that expires at the annual meeting of stockholders held in 2013, and the directors who, immediately prior to the annual meeting of stockholders held in 2013, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders held in 2013 shall be assigned by the Board of Directors to Class I for a term expiring at the annual meeting of stockholders held in 2013.

d.             From and after the election of directors at the annual meeting of stockholders held in 2013, the directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the directors elected at the annual meeting of stockholders held in 2013 (and each annual meeting of stockholders  ~~beginning in 1998, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three-year term~~ held thereafter) shall be elected for a term expiring at the next annual meeting of stockholders.

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Each director shall serve for the term for which he or she was elected or appointed and until his or her successor shall be elected and shall qualify.

Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If the number of directors is changed, ~~any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and~~ any additional director ~~of any class~~ elected to fill a vacancy resulting from an increase ~~in such class shall hold office for the remaining term of that class, but in no case will a~~shall hold office until the next annual meeting of stockholders and until such director’s successor shall be elected and shall qualify. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until such director’s successor shall be elected and shall qualify. No decrease in the number of directors shall shorten the term of any incumbent director. ~~A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~

Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board of Directors, may be removed from office at any time, but ~~only for cause and~~ only by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. ~~Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.~~

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article FOURTH of this Certificate of Incorporation and any resolution or resolutions adopted by the Board of Directors pursuant thereto~~, and such directors shall not be divided into classes unless expressly so provided therein~~.

*                                         Underline indicates new or moved language. Strikethrough indicates language to be deleted.

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